EXHIBIT 99

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For Immediate Release	Robert E. Phaneuf
Tuesday, November 9, 2004	Vice President - Corporate Development
(918) 592-0101

VINTAGE PETROLEUM REPORTS CORRECTION TO NET INCOME

REPORTED IN NOVEMBER 3, 2004 EARNINGS RELEASE

Tulsa, Oklahoma – Vintage Petroleum, Inc. (NYSE:VPI) today reported that it has recorded an additional non-cash charge to the third quarter of 2004 of $5.2 million after tax ($7.5 million before tax), or $0.08 per diluted share, to reflect the discontinuance of hedge accounting for certain of its crude oil price hedges for the month of September 2004. This charge results in corrected net income for the three months and nine months ended September 30, 2004 of $27.0 million, or $0.41 per diluted share, and $83.6 million, or $1.28 per diluted share, respectively, versus the previously reported net income amounts of $32.2 million, or $0.49 per diluted share, and $88.8 million, or $1.36 per diluted share, for the comparable periods as reported in its press release dated November 3, 2004. This correction to reported earnings has no effect on previously reported cash provided by operating activities for the nine months ended September 30, 2004, nor does it impact any of the company’s previously announced revised operating and financial targets for 2004.

The Company had previously determined, in error, that certain crude oil price hedges related to its U.S. west coast production continued to qualify for hedge accounting during September 2004. The additional non-cash charge of $7.5 million was recorded to other non-operating expense. The revised total non-cash charges related to hedging activities for the third quarter of 2004 and the nine months ended September 30, 2004 are $9.7 million after tax ($14.0 million before tax), or $0.15 per diluted share, and $10.7 million after tax ($15.4 million before tax), or $0.16 per diluted share, respectively. No prior periods were affected.

-More-

In addition, the company has revised its balance sheet to reflect certain reclassifications related to liabilities and deferred taxes associated with hedging activities and discontinued operations. See the accompanying revised tables.

Vintage Petroleum, Inc. is an independent energy company engaged in the acquisition, exploitation and exploration of oil and gas properties and the marketing of natural gas and crude oil. Company headquarters are in Tulsa, Oklahoma, and its common shares are traded on the New York Stock Exchange under the symbol VPI. For additional information, visit the company website at www.vintagepetroleum.com.

-Table Follows-

VINTAGE PETROLEUM, INC. AND SUBSIDIARIES

REVISED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2004	2003	2004	2003
REVENUES:
Oil, condensate and NGL sales	$136,382	$105,269	$367,320	$323,806
Gas sales	49,158	25,282	127,284	86,545
Sulfur sales	234	440	949	1,305
Gas marketing	17,897	15,445	50,131	59,978

Total revenues	203,671	146,436	545,684	471,634

COSTS AND EXPENSES:
Production costs	34,335	33,266	105,379	91,329
Transportation and storage costs	3,318	1,761	7,500	5,120
Production and ad valorem taxes	5,732	3,997	16,557	12,756
Export taxes	12,778	7,409	25,691	25,814
Exploration costs	12,435	6,061	21,000	17,395
Gas marketing	16,857	14,798	47,409	58,093
General and administrative	12,806	11,848	41,723	34,667
Stock compensation	1,153	1,861	7,091	4,295
Depreciation, depletion and amortization	26,720	21,392	72,687	65,463
Impairment of proved oil and gas properties	—	—	3,915	—
Accretion	1,685	1,523	4,932	4,422
Other operating (income) expense	1,671	(701)	(1,933)	941

Total costs and expenses	129,490	103,215	351,951	320,295

OPERATING INCOME	74,181	43,221	193,733	151,339

OTHER (INCOME) EXPENSE:
Interest expense	12,625	17,818	39,321	54,328
Loss on early extinguishment of debt	—	—	9,903	1,426
(Gain) loss on disposition of assets	(17)	—	(72)	667
Foreign currency exchange (gain) loss	(285)	(915)	(1,112)	6,653
Other non-operating expense	15,721	818	15,991	41

Net other expense	28,044	17,721	64,031	63,115

Income from continuing operations before income taxes and cumulative effect of change in accounting principle	46,137	25,500	129,702	88,224

INCOME TAX PROVISION (BENEFIT):
Current	15,701	5,128	44,114	39,609
Deferred	3,024	5,034	5,115	(2,057)

Total income tax provision	18,725	10,162	49,229	37,552

Income from continuing operations before cumulative effect of change in accounting principle	27,412	15,338	80,473	50,672

INCOME (LOSS) FROM DISCONTINUED OPERATIONS, net of income tax provision (benefit) of $(184), $221, $130 and $25,480, respectively	(397)	(3,583)	3,086	(14,042)

Income before cumulative effect of change in accounting principle	27,015	11,755	83,559	36,630

CUMULATIVE EFFECT OF CHANGE IN ACCOUNTING PRINCIPLE, net of income tax provision of $4,104	—	—	—	7,119

NET INCOME	$27,015	$11,755	$83,559	$43,749

-Table Follows-

VINTAGE PETROLEUM, INC. AND SUBSIDIARIES

REVISED CONSOLIDATED STATEMENTS OF OPERATIONS

(Continued)

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2004	2003	2004	2003
BASIC INCOME (LOSS) PER SHARE:
Income from continuing operations before cumulative effect of change in accounting principle	$0.42	$0.24	$1.24	$0.79
Income (loss) from discontinued operations	(0.01)	(0.06)	0.05	(0.22)

Income before cumulative effect of change in accounting principle	0.41	0.18	1.29	0.57
Cumulative effect of change in accounting principle	—	—	—	0.11

Net income	$0.41	$0.18	$1.29	$0.68

DILUTED INCOME (LOSS) PER SHARE:
Income from continuing operations before cumulative effect of change in accounting principle	$0.42	$0.24	$1.23	$0.79
Income (loss) from discontinued operations	(0.01)	(0.06)	0.05	(0.22)

Income before cumulative effect of change in accounting principle	0.41	0.18	1.28	0.57
Cumulative effect of change in accounting principle	—	—	—	0.11

Net income	$0.41	$0.18	$1.28	$0.68

Weighted average common shares outstanding:
Basic	65,283	64,228	64,786	63,938
Diluted	66,043	64,767	65,521	64,292

Certain 2003 amounts have been reclassified to conform with the 2004 presentation. These reclassifications had no effect on the Company’s net income.

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VINTAGE PETROLEUM, INC. AND SUBSIDIARIES

REVISED CONSOLIDATED BALANCE SHEETS

(In thousands, except shares and per share amounts)

(Unaudited)

	September 30, 2004	December 31, 2003
ASSETS

CURRENT ASSETS:
Cash and cash equivalents	$46,012	$32,264
Accounts receivable -
Oil and gas sales	115,861	78,321
Joint operations	8,616	7,480
Deferred income taxes	21,513	—
Prepaids and other current assets	10,638	6,660
Assets of discontinued operations	253,387	224,321

Total current assets	456,027	349,046

PROPERTY, PLANT AND EQUIPMENT, at cost:
Oil and gas properties, successful efforts method	2,023,933	1,835,588
Oil and gas gathering systems and plants	23,890	23,344
Other	27,903	26,334

	2,075,726	1,885,266

Less: Accumulated depreciation, depletion and amortization	908,462	829,055

Total property, plant and equipment, net	1,167,264	1,056,211

DEFERRED INCOME TAXES	14,558	—

OTHER ASSETS, net	42,513	41,581

	$1,680,362	$1,446,838

LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES:
Revenue payable	$37,541	$22,641
Accounts payable - trade	53,578	48,548
Current income taxes payable	21,815	17,316
Derivative financial instruments payable	59,968	7,551
Other payables and accrued liabilities	88,796	54,852
Liabilities of discontinued operations	79,454	46,093

Total current liabilities	341,152	197,001

LONG-TERM DEBT	676,547	699,943

DEFERRED INCOME TAXES	85,214	54,311

LONG-TERM LIABILITY FOR ASSET RETIREMENT OBLIGATIONS	77,577	72,158

DERIVATIVE FINANCIAL INSTRUMENTS PAYABLE AND OTHER	16,338	939

STOCKHOLDERS’ EQUITY:
Preferred stock, $0.01 par, 5,000,000 shares authorized, zero shares issued and outstanding	—	—
Common stock, $0.005 par, 160,000,000 shares authorized, 66,181,811 and 64,720,975 shares issued and 65,657,693 and 64,281,199 outstanding, respectively	331	324
Capital in excess of par value	354,217	337,080
Retained earnings	96,974	22,844
Accumulated other comprehensive income	40,293	70,482

	491,815	430,730

Less treasury stock, at cost, 524,118 and 439,776 shares	4,319	3,117
Less unamortized cost of restricted stock awards	3,962	5,127

Total stockholders’ equity	483,534	422,486

	$1,680,362	$1,446,838

-Table Follows-

VINTAGE PETROLEUM, INC. AND SUBSIDIARIES

REVISED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(Unaudited)

	Nine Months Ended September 30,
	2004	2003
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$83,559	$43,749
Adjustments to reconcile net income to cash provided by operating activities -
Income from discontinued operations, net of tax	(3,086)	14,042
Cumulative effect of change in accounting principle, net of tax	—	(7,119)
Depreciation, depletion and amortization	72,687	65,463
Impairment of proved oil and gas properties	3,915	—
Accretion	4,932	4,422
Exploration costs	16,733	9,910
Provision (benefit) for deferred income taxes	5,115	(2,057)
Foreign currency exchange loss	(1,112)	6,653
(Gain) loss on dispositions of assets	(72)	667
Loss on early extinguishment of debt	9,903	1,426
Stock compensation	7,091	4,295
Other non-cash items included in net income	15,785	2,644
Increase in receivables	(5,532)	(2,100)
Increase in payables and accrued liabilities	9,923	9,490
Other working capital changes	1,727	4,265

Cash provided by continuing operations	221,568	155,750
Cash provided by discontinued operations	34,646	16,406

Cash provided by operating activities	256,214	172,156

CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures -
Oil and gas properties	(159,538)	(100,041)
Gathering systems and other	(2,132)	(3,232)
Proceeds from sale of oil and gas properties	67	29,980
Purchase of company, net of cash acquired	(26,757)	—
Proceeds from sale of company, net of cash sold	—	116,107
Other	2,454	(4,153)

Cash provided (used) by investing activities – continuing operations	(185,906)	38,661
Cash provided (used) by investing activities – discontinued operations	(23,785)	8,311

Cash provided (used) by investing activities	(209,691)	46,972

CASH FLOWS FROM FINANCING ACTIVITIES:
Issuance of common stock	11,218	1,122
Purchase of treasury stock	(1,202)	(3,013)
Redemption of 9 3/4% Senior Subordinated Notes due 2009	(157,313)	—
Redemption of 9% Senior Subordinated Notes due 2005	—	(50,750)
Advance on revolving credit facility and other borrowings	370,100	115,400
Payments on revolving credit facility and other borrowings	(243,500)	(151,017)
Dividends paid	(9,042)	(7,971)
Other	(3,668)	1

Cash used by financing activities	(33,407)	(96,228)

EFFECT OF EXCHANGE RATE CHANGES ON CASH	632	480

NET INCREASE IN CASH AND CASH EQUIVALENTS	13,748	123,380

CASH AND CASH EQUIVALENTS, beginning of period	32,264	8,128

CASH AND CASH EQUIVALENTS, end of period	$46,012	$131,508

-Table Follows-

VINTAGE PETROLEUM, INC. AND SUBSIDIARIES

REVISED NON-GAAP FINANCIAL MEASURES

Cash flow, a non-GAAP measure, represents cash provided by operating activities before the impact of all exploration costs, changes in working capital items related to operating activities and current taxes on property sales. It includes cash flow from Canada (now classified as a discontinued operation) in all periods presented but excludes the cash used by discontinued operations related to Ecuador which was sold in 2003 and thus no comparable amounts exist for the periods in 2004. Cash flow is presented because management believes it is a useful adjunct to cash provided by operating activities under accounting principles generally accepted in the United States (“GAAP”). Cash flow is widely accepted as a financial indicator of an oil and gas company’s ability to generate cash which is used to internally fund exploration and development activities and to service debt. Cash flow is not a measure of financial performance under GAAP and should not be considered as an alternative to cash provided (used) by operating, investing, or financing activities as an indicator of cash flows, or as a measure of liquidity.

EBITDAX is also presented below because of its wide acceptance by the investment community as a financial indicator of a company’s ability to internally fund exploration and development activities and to service or incur debt. Management also views the non-GAAP measure of EBITDAX as a useful tool for comparison of the company’s financial indicator with those of peer companies. EBITDAX should not be considered as an alternative to net income or cash provided by operating activities, as defined by GAAP. The following table reconciles cash provided by operating activities to cash flow and EBITDAX (in thousands):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2004	2003	2004	2003
Cash provided by operating activities (GAAP measure)	$114,006	$78,041	$256,214	$172,156
Adjustments to remove the impact of:
Changes in working capital items related to operating activities (a)	(16,605)	(25,475)	(1,904)	(1,279)
Exploration geological and geophysical costs (b)	1,526	5,037	5,268	10,128
Current tax provision associated with property sales	—	1,725	—	6,933
Cash used by Ecuador discontinued operations	—	9,441	—	30,370

Cash flow (non-GAAP measure)	98,927	68,769	259,578	218,308

Current taxes (c)	17,862	2,752	44,027	30,764
Interest expense	12,625	17,818	39,321	54,328

EBITDAX (non-GAAP measure)	$129,414	$89,339	$342,926	$303,400

(a)	Includes changes in working capital items related to operating activities for Canada (a discontinued operation) of $266, $(7,400), $4,214 and $10,376 for the three months ended September 30, 2004 and 2003 and the nine months ended September 30, 2004 and 2003, respectively.
(b)	Includes exploration, geological and geophysical costs related to Canada operations of $140, $809, $1,000 and $2,644 for the three months ended September 30, 2004 and 2003 and the nine months ended September 30, 2004 and 2003, respectively.
(c)	Includes a current tax provision (benefit) related to Canadian operations of $2,161, $(650), $(87) and $(1,912) for the three months ended September 30, 2004 and 2003 and the nine months ended September 30, 2004 and 2003, respectively.